SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box: ☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Under Rule 14a-12	☐ Confidential,for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

JACOBS ENGINEERING GROUP INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No	fee required.

☐ Fee	computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(2)	Aggregate number of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

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(4)	Date Filed:

Notice of 2004

Annual Meeting of

Shareholders

and

Proxy Statement

Jacobs Engineering Group Inc.

JACOBS ENGINEERING GROUP INC.

1111 South Arroyo Parkway

Pasadena, California 91105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT

TO OUR SHAREHOLDERS

The Annual Meeting of Shareholders of Jacobs Engineering Group Inc. will be held on Tuesday, February 10, 2004, at 3:30 p.m. at 1111 South Arroyo Parkway, Pasadena, California, for the following purposes:

1.	To elect five directors to hold office until the 2007 annual meeting;

2.	To approve the appointment of Ernst & Young LLP as auditors for the year ending September 30, 2004; and

3.	To act upon such other matters as may properly come before the meeting.

The shareholders of record at the close of business on January 5, 2004, will be entitled to vote at such meeting and any adjournment thereof. This notice and proxy statement and the accompanying proxy are being mailed to such shareholders on or about January 8, 2004. The stock transfer books will not close.

By Order of the Board of Directors

WILLIAM C. MARKLEY, III
Senior Vice President, General Counsel and Secretary

Dated: January 5, 2004

Please complete, date, sign and return the enclosed Annual Meeting Proxy Card in the envelope provided. Shareholders of record also have the option of voting via the Internet or by telephone as provided in the instructions set forth on the back of the proxy card. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

PLEASE NOTE THE ADDRESS WHERE THE ANNUAL MEETING WILL BE HELD.

Whether or not you plan to attend the Annual Meeting, please read this proxy statement and vote your shares as soon as possible.

JACOBS ENGINEERING GROUP INC.

1111 South Arroyo Parkway

Pasadena, California 91105

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Jacobs Engineering Group Inc., a Delaware corporation (the “Company”), of proxies to be used at the Annual Meeting of Shareholders of the Company to be held on February 10, 2004, and any adjournment thereof. The expenses of the solicitation will be paid by the Company. Some officers and regular employees may solicit proxies personally and by telephone if deemed necessary. The proxy is revocable by you by providing written notice to the Secretary of the Company at any time prior to the exercise of the authority granted thereby or by attending the meeting and electing to vote in person.

The holders of common stock of record at the close of business on January 5, 2004, the record date fixed by the Board of Directors (the “Record Date”), will be entitled to one vote per share on all business of the meeting. This Proxy Statement and the accompanying proxy are being mailed on or about January 8, 2004, to the shareholders of record on the Record Date. As of the Record Date the Company had 55,873,395 shares of common stock outstanding.

In connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Shareholders, the Board of Directors has designated Joseph J. Jacobs, Noel G. Watson, Craig L. Martin and John W. Prosser, Jr. as proxies. Shares represented by all properly executed proxy cards received in time for the meeting will be voted in accordance with the choices specified on the proxy card. Unless contrary instructions are indicated on the proxy card, the shares of common stock will be voted FOR the election of the nominees listed below under “1. Election of Directors.” Where no choice is specified, the shares of common stock will be voted FOR the appointment of Ernst & Young LLP as the independent auditors for the Company for the year ending September 30, 2004, as described below under “2. Approval of Ernst & Young LLP as Auditors.” The Board of Directors is not aware of any other issue to be brought before the meeting. If other matters are properly brought before the meeting, then the proxies will vote in accordance with their best judgment.

The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock will constitute a quorum for the transaction of business at the meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of a plurality or of “votes cast.”

The election inspectors will treat shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

Directors are elected by a plurality, and the five nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

To be adopted, Proposal 2 in this Proxy Statement must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Abstentions have the effect of negative votes. Broker non-votes will not be taken into account in determining the outcome of the adoption of the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following tables, based in part upon information supplied by officers, directors and principal shareholders, set forth certain information regarding the ownership of the common stock of the Company as of the Record Date by (i) all those persons known by the Company to be beneficial owners of more than five percent of the outstanding common stock of the Company; (ii) each director; (iii) each executive officer named in the compensation tables, below; and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of these shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Security Ownership of Certain Beneficial Owners

Name and Address	Amount and Nature of Ownership of Common Stock (a)	Percent of Class
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	5,725,986	10.25%

(a)	Security ownership information for the beneficial owner is taken from statements filed with the Securities and Exchange Commission pursuant to Sections 13(d), (f) and (g) of the Securities Exchange Act of 1934, as amended, and information made known to the Company.

Security Ownership of Directors, Nominees and Named Executive Officers

Name of Beneficial Owner	Amount of Common Stock Beneficially Owned(a)		Unexercised Options(b)	Total		Percent of Class(c)
Outside Directors:
Joseph R. Bronson	1,170		1,000	2,170		*
Peter H. Dailey	10,600		17,000	27,600		*
Robert C. Davidson, Jr.	3,000		4,500	7,500		*
Robert B. Gwyn	4,020	(d)	17,000	21,020	(d)	*
Linda K. Jacobs	195,390		13,000	208,390		0.37%
Dale R. Laurance	6,000		19,000	25,000		*
Linda Fayne Levinson	4,000		11,000	15,000		*
Benjamin F. Montoya	3,000		4,500	7,500		*
Thomas M.T. Niles	1,500		1,000	2,500		*
David M. Petrone	36,700		8,300	45,000		*

Nominee for Director:
Edward V. Fritzky	—		—	—		*

Named Executive Officers:
Noel G. Watson	514,466		450,000	964,466		1.73%
Joseph J. Jacobs	2,589,676	(e)	—	2,589,676	(e)	4.63%
Craig L. Martin	37,637		239,550	277,187		0.50%
Thomas R. Hammond	51,021		258,750	309,771		0.55%
John W. Prosser, Jr.	107,870		96,300	204,170		0.37%
Richard J. Slater	60,682		130,950	191,632		0.34%
All directors and executive officers as a group	4,026,100		1,838,000	5,864,100		10.50%

*	Less than 0.1%
(a)	Ownership is direct unless indicated otherwise.
(b)	Includes only unexercised options exercisable within 60 days following the date of this proxy statement.
(c)	Calculation is based on 55,873,395 shares of Common Stock outstanding as of January 5, 2004.
(d)	Includes 20 shares held in a family limited partnership over which Mr. Gwyn has voting and dispositive power.
(e)	Includes 1,473,600 shares held by Jacobs Capital Partners as to which Dr. Joseph J. Jacobs shares voting power.

1.    ELECTION OF DIRECTORS

The Bylaws of the Company presently provide for thirteen directors. The Certificate of Incorporation and the Bylaws of the Company divide the Board of Directors into three classes with the terms of office of the directors of each Class ending in different years. The terms of Classes II, III and I presently end at the annual meetings in 2004, 2005 and 2006, respectively. Class I has four directors, Class II has five directors and Class III has four directors.

The nominees for Class II are to be voted upon at this annual meeting. The directors in Classes I and III will continue in office until expiration of their respective terms. In accordance with the Company’s policy that an outside director cannot stand for re-election after his or her seventy-second birthday, The Hon. Peter H. Dailey, a director of the Company since 1991, who is currently a director in Class II, is retiring from the Board and will not stand for re-election. Mr. Dailey’s contributions to the Company were many and are greatly appreciated. The Board of Directors has nominated Robert C. Davidson Jr., Edward V. Fritzky, Robert B. Gwyn, Linda K. Jacobs and Benjamin F. Montoya for election as Class II directors for three year terms expiring at the 2007 annual meeting.

Mr. Fritzky was identified through an internal study initiated by the Chief Executive Officer. The first contact with Mr. Fritzky was made by the Chair of the Nominating and Corporate Governance Committee. No fee was paid to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees. The Company did not receive any nominations from any security holders.

The persons named as proxies on the accompanying proxy card intend to vote the shares as to which they are granted authority to vote for the election of the nominees listed above. The proxies may not vote for a greater number of persons than five.

Although the Board of Directors does not know of any reason why any nominee will be unavailable for election, in the event any nominee should be unavailable at the time of the meeting, the proxies may be voted for a substitute nominee as selected by the Board of Directors.

The following table sets forth information about these nominees and the directors whose terms of office do not expire at the 2004 Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR MESSRS. DAVIDSON, FRITZKY, GWYN, AND MONTOYA AND DR. LINDA K. JACOBS, AS DIRECTORS.

NOMINEES

Name and Experience	Class	Director Since
Robert C. Davidson, Jr., Director. Mr. Davidson, age 58 is the Chairman and Chief Executive Officer of Surface Protection Industries, Inc., a company that provides surface protection products and services worldwide, where he has been an executive since 1978. He serves as a member of the Boards of Morehouse College, Fulcrum Venture Capital Corporation, Children’s Hospital of Los Angeles, Broadway Federal Bank, f.s.b., and the University of Chicago Graduate School of Business Advisory Counsel.	II	2001

Edward V. Fritzky, Nominee for Director. Mr. Fritzky, age 52, currently serves as a special advisor to Amgen Inc., a global biotechnology company that discovers, develops, manufactures, and markets human therapeutics based on advances in cellular and molecular biology. He has served as a director of Amgen since July 2002. From January 1994 to July 2002, Mr. Fritzky served as Chief Executive Officer, President and Chairman of the Board of Immunex Corporation, a biotechnology company. From March 1989 to January 1994, he was President and Vice President of Lederle Laboratories, a division of American Cyanamid Company, a pharmaceutical company. Mr. Fritzky serves as a member of the Boards of Geron Corporation and SonoSite, Inc.

	II	—

NOMINEES

Name and Experience	Class	Director Since
Robert B. Gwyn, Director. Mr. Gwyn, age 64, is retired. He was a Managing Director of Amaryn Group, a private investment company, from 1994 until 1998. He was President, Chief Executive Officer and Chairman of the Board of Agricultural Minerals and Chemicals, Inc., a company engaged in the fertilizer and methanol businesses, from 1990 until 1994, when that company was sold.	II	1995

Linda K. Jacobs, Director. Dr. Jacobs, age 56, is Chair of the Board of the Near East Foundation, New York, a private, nonprofit organization dedicated to urban and rural development in the Middle East and Africa. Previously, Dr. Jacobs was President of Middle East Technology Assistance, a nonprofit corporation. She is a daughter of Dr. Joseph J. Jacobs.	II	1986

Rear Admiral Benjamin F. Montoya, CEC, USN (Retired), Director. Mr. Montoya, age 68, is the Chief Executive Officer of SmartSystems Technologies, a company that designs, develops and manufactures automated security, energy and other control systems for homebuilders and installers. From 1987 to 1989 he served as the Commander, Naval Facilities Engineering Command and Chief of Civil Engineers. He was Senior Vice President and General Manager of the Gas Supply Business Unit of Pacific Gas and Electric Company from 1991 to 1993. He was President and Chief Executive Officer of Public Service Company of New Mexico from 1993 until 2000 and was elected Chairman of the Board in 1999 and served until he retired in October 2000. Mr. Montoya serves as a member of the Boards of The Environmental Company, and Brown and Caldwell Engineers.

	II	2001

CONTINUING DIRECTORS

Name and Experience	Class	Director Since

Joseph R. Bronson, Director. Mr. Bronson, age 54, is a Certified Public Accountant, a member of the American Institute of CPA’s, and is currently Executive Vice President, Chief Financial Officer of Applied Materials, Inc., a worldwide supplier of products and services to the global semiconductor industry and a leading information infrastructure provider. Mr. Bronson has been employed by Applied Materials since 1990, has held the position of Chief Financial Officer since January 1998, and has been an Executive Vice President since December 2000. He was previously employed by Applied Materials from 1984 to 1989 as the Controller. Mr. Bronson was Vice President and Chief Financial Officer of Stardent Computer from 1989 to 1990, and from 1979 to 1984 he was employed by Schlumberger Limited, where he was Group Controller from 1983 to 1984. He is a director of Form Factor Inc., and serves on the Leavey School of Business Advisory Board, Santa Clara University, California

	I	2003

Joseph J. Jacobs, Chairman of the Board and Director. Dr. Jacobs, age 87, was Chief Executive Officer of the Company and its predecessors from 1957 until November 19, 1992. Dr. Jacobs founded the Company as a sole proprietorship in 1947 and incorporated it in 1957.	III	1974

Dale R. Laurance, Director. Dr. Laurance, age 58, is the President and a director of Occidental Petroleum Corporation, an independent oil and gas exploration and production company and a North American chemical manufacturer, where he has been an executive since 1983. He is also the Chairman and Chief Executive Officer of Occidental Oil & Gas Corporation, and a director of Ingram Micro Inc.	III	1994

Name and Experience	Class	Director Since

Linda Fayne Levinson, Director. Ms. Levinson, age 61, is a Partner of GRP Partners, a venture capital firm that invests in early stage technology companies. From 1982 until 1998, Ms. Levinson was President of Fayne Levinson Associates, an independent consulting firm advising major corporations. Prior to that, Ms. Levinson was an executive at Creative Artists Agency, Inc.; a Partner of Wings Partner, a Los Angeles-based merchant bank; a Senior Vice President of American Express Travel Related Services Co., Inc.; and a Partner of McKinsey & Company, where she became the first woman partner in 1979. Ms. Levinson also serves as a member of the Boards of NCR Corporation and Overture Services, Inc.

	III	1996

Craig L. Martin, President and Director. Mr. Martin, age 54, has served in various senior and executive positions with the Company since joining it in 1994. Mr. Martin was promoted to President of the Company in July 2002.	III	2002

Thomas M. T. Niles, Director. Mr. Niles, age 64, is the president of United States Council for International Business (USCIB), a company working with its international affiliates to promote open markets and freer trade around the world. He was formerly U.S. Ambassador to Canada (1985-1989), U.S. Ambassador to the European Union (1989-1991), Assistant Secretary of State for Europe and Canada (1991-1993) and Ambassador to Greece (1993-1997).	I	2003

David M. Petrone, Director. Mr. Petrone, age 59, is Chairman of Housing Capital Company, a real estate lending firm. He was Vice Chairman of Wells Fargo & Co. from 1986 until March 1, 1992. He is a director of Finelite, Inc.	I	1987

Noel G. Watson, Chief Executive Officer and Director. Mr. Watson, age 67, has been with the Company since 1965 and has been Chief Executive Officer of the Company since 1992. He was also the President of the Company from 1987 until 2002.	I	1986

BOARD OF DIRECTORS

The Board of Directors held ten meetings during fiscal 2003. All directors attended at least 75% of all meetings of the Board of Directors and of the committees on which they served during fiscal 2003. The Board of Directors has a policy that all of the directors attend the annual meeting. All of the directors attended the Company’s 2003 annual meeting.

The Board of Directors determined to reduce the number of regularly scheduled board meetings to six annual meetings and instituted a policy of holding executive sessions of outside directors without management present at four out of those six meetings. Additional executive sessions of outside directors may be held from time to time as required. The director serving as the presiding director at these executive sessions rotates on an annual basis among the chairs of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee. No director may serve as the presiding director for two consecutive years. Currently, Ms. Fayne Levinson, Chair of the Nominating and Corporate Governance Committee, is the presiding director. Beginning on February 10, 2004, David M. Petrone, Chair of the Audit Committee, will begin serving as the presiding director. The chair of the Compensation Committee will begin serving as the presiding director beginning at the annual meeting of shareholders in 2005.

COMPENSATION OF DIRECTORS

The Company pays directors who are not employed by the Company (“Outside Directors”) a cash retainer in the amount of $25,000 per year, plus a fee of $1,000 for each meeting of the Board and each committee on which they serve that they attend. In addition, each outside director receives an annual award of 1,000 shares of restricted stock pursuant to the Jacobs Engineering Group Inc. 1999 Outside Director Stock Option Plan (the “1999 Outside Director Plan”). Pursuant to the terms of the 1999 Outside Director Plan, each of the Outside Directors receives an option to purchase 4,000 shares of common stock on the first day of the month following the date he or she is first elected to the Board (this option grant is referred to in the 1999 Outside Director Plan as the “appointment grant”), and an option to purchase 2,000 shares of common stock on the first day of March of each year (this option grant is referred to in the 1999 Outside Director Plan as the “annual grant”). In accordance with the terms and conditions of the 1999 Outside Director Plan, the option prices for both appointment grants and annual grants are equal to the Fair Market Value (as defined in the 1999 Outside Director Plan) of the Company’s common stock on the date of the grant.

COMMITTEES OF THE BOARD

Audit Committee.    The Audit Committee advises the Board on internal and external audit matters affecting the Company, including recommendations as to the appointment of the independent auditors of the Company. In addition, the Audit Committee reviews with such auditors the scope and results of their examination of the financial statements of the Company and any investigations by such auditors, and reviews and approves the worldwide audit fee.

The Audit Committee is governed by a charter which is attached to this Proxy Statement as Exhibit A and is also accessible by following the links to “Corporate Governance” on the Company’s web site at http://www.jacobs.com. The Board of Directors has affirmatively determined that all of the members of the Audit Committee meet the independence standards of Sections 303.01(B)(2)(a) and (3) and 303A.02 of the New York Stock Exchange’s listing standards and are financially literate, as required by Section 303A.07(a) of the New York Stock Exchange’s listing standards, as such qualification is interpreted by the Company’s Board of Directors in its business judgment. In addition, the Board of Directors has determined that both David M. Petrone, Chair of the Audit Committee, and Joseph R. Bronson, a member of the Audit Committee, are audit committee financial experts, pursuant to Item 401(h) of Regulation S-K. The Board of Directors made this determination based on Mr. Petrone and Mr. Bronson’s qualifications and business experience, as briefly described above under “1. Election of Directors—Continuing Directors.” During fiscal 2003 the Audit Committee held six meetings. The members of the Audit Committee are Messrs. Petrone (Chair), Davidson and Bronson. Further information regarding the Audit Committee is set out in the Audit Committee Report below.

Compensation Committee.    The Compensation Committee approves the salaries and bonuses of the executive officers and, either directly or through its subcommittee, approves all grants of stock options and awards of restricted stock under the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan (the “1999 Stock Plan”). The Compensation Committee also administers the 1989 Employee Stock Purchase Plan and the Global Employee Stock Purchase Plan.

The Compensation Committee is governed by a charter which is attached to this Proxy Statement as Exhibit B and is also accessible by following the links to “Corporate Governance” on the Company’s web site at http://www.jacobs.com. During fiscal 2003 the Compensation Committee held two meetings. The members of the Compensation Committee are Dr. Laurance (Chair), Mr. Dailey and Mr. Montoya.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee assists the Board in identifying, screening and recommending qualified candidates to serve as directors of the Company and for considering and making recommendations to the Board concerning the Company’s corporate governance policies, principles and guidelines, including, but not limited to, the appropriate size, function and needs of the Board. The qualifications that the Board considers in locating qualified candidates to serve as directors include education, professional and academic affiliations, industries served, length of service, positions held, geographies served and diversity. The Chair of the Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates. Once potential candidates are identified, then the Chair and the Chief Executive Officer review the backgrounds of those candidates with the Nominating and Corporate Governance Committee. Final candidates are chosen and then interviewed by independent directors and executive management. Based on the interviews, the Nominating and Corporate Governance Committee then makes its recommendation to the Board. If the Board approves the recommendation, then the candidate is nominated for election by the Company’s shareholders. With regard to shareholder nomination of directors for election please see the requirements described below under “Shareholders’ Proposals.”

The Nominating and Corporate Governance Committee is governed by a charter which is attached to this Proxy Statement as Exhibit C and is also accessible by following the links to “Corporate Governance” on the Company’s web site at http://www.jacobs.com. The Board of Directors has affirmatively determined that all of the members of the Nominating and Corporate Governance Committee meet the independence standards of Section 303.01(B)(2)(a) and (3) and 303A.02 of the New York Stock Exchange’s listing standards. During fiscal 2003 the Nominating and Corporate Governance Committee held four meetings. The members of the Nominating and Corporate Governance Committee are Ms. Fayne Levinson (Chair), Mr. Gwyn and Ambassador Niles.

CONTACT THE BOARD

Shareholders and employees who desire to communicate with the Company’s independent directors may do so either by writing directly and confidentially using an envelope marked confidential to Presiding Directors, c/o Corporate Secretary, Jacobs Engineering Group Inc., 1111 South Arroyo Parkway, Pasadena, California, U.S.A., 91105 or by sending an email to Presiding.Director@Jacobs.com. You may also communicate confidentially or anonymously through use of the Company’s Integrity Hotline: 1 (877) 522-6272.

All communications required by law or regulation to be relayed to the Board of Directors are relayed immediately after receipt. Any communications received from security holders of the Company by management which have not also been sent directly to the Board of Directors will be processed as follows: (i) if the security holder specifically requests that the communication be sent to the Board, the communication will then be promptly relayed to the Board; and (ii) if the security holder does not request that the communication be sent to the Board, then management will promptly relay to the Board all communications that the management of the Company, using its best business judgment, determines should be relayed to the Board.

CONTACT THE AUDIT COMMITTEE

Any shareholder and employee may submit at any time a good faith complaint regarding any questionable accounting, internal accounting controls, or auditing matters concerning the Company without fear of dismissal or retaliation of any kind. Employees are encouraged to report their concerns and complaints to the Company’s senior management, to the Vice President, Internal Audit or to the Audit Committee of the Board of Directors. Confidential, anonymous reports may be made as follows:

1.	Through the Company’s Integrity Hotline;

2.	By writing to the Chair of the Audit Committee, c/o Corporate Secretary, Jacobs Engineering Group Inc., 1111 South Arroyo Parkway, Pasadena, California, U.S.A., 91105, in an envelope marked confidential; or

3.	By sending an email to Audit.Committee@Jacobs.com.

AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting processes on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting processes. The Company’s independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements included in the Company’s Annual Report on Form 10-K. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as well as those communications required by the Securities and Exchange Commission (the “SEC”) rules and regulations. In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

The Audit Committee adopted the pre-approval policies and procedures for certain audit and non-audit services which the Company’s independent auditors have historically provided. In developing these policies and procedures, the Audit Committee considered the need to ensure the independence of the Company’s audit firm while recognizing that in certain situations the Company’s independent auditor may possess the expertise and be in the best position to advise the Company on issues and matters other than accounting and auditing.

The policies and procedures adopted by the Audit Committee allow the general pre-approval by the Audit Committee of certain services, such as audit-related services (which include providing accounting and auditing consultation relating to due diligence activities, and advising the Company with respect to the applicability and implementation of new accounting standards) and tax services (which include general tax compliance, tax research and planning services), without a specific case by case consideration of each of the services to be performed by the independent auditors. The policies and procedures require that any other services, including the annual audit services and any other attestation services, be expressly and specifically approved by the Audit Committee prior to such services being performed by the independent auditors. In addition, any proposed services exceeding the general pre-approved cost levels or budgeted amounts will require specific pre-approval by the Audit Committee. The Audit Committee will consider whether all pre-approved services are consistent with the SEC’s rules and regulations on auditor independence.

All audit and non-audit services performed by Ernst & Young during fiscal 2003 were pre-approved pursuant to the procedures outlined above.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2003, for filing with SEC.

Audit and Non-Audit Fees.    The following fees were paid to Ernst & Young LLP for services provided to the Company for the fiscal years 2002 and 2003:

	Fiscal Year Ending September 30, 2002	Fiscal Year Ending September 30, 2003
Audit fees	$2,047,000	$2,427,100
Audit related fees (1)	2,704,000	531,000
Tax fees (2)	2,392,000	1,831,800
All other fees (3)	30,000	162,000

Total	$7,173,000	$4,951,900

(1)	Consists primarily of fees paid for accounting and auditing consultation services, government contract compliance audits, audits of the Company’s employee benefit plans, assistance with registration statements filed with the SEC, and due diligence activities relating to mergers and acquisitions. The decrease in such fees in fiscal 2003 is primarily due to due diligence activities that were performed in fiscal 2002 that did not occur in fiscal 2003.
(2)	Tax fees consist of tax compliance and preparation services of approximately $1,674,000 and $1,069,000 for fiscal 2002 and 2003, respectively. Tax fees for services other than tax compliance and preparation were approximately $718,000 and $762,800 for fiscal 2002 and 2003, respectively. Tax compliance and preparation services include a variety of services to assist the Company in determining its correct tax obligations, such as researching and documenting the proper tax accounting method to use, conducting research and development tax credit studies, and performing the tax compliance portion of global mobility services.
(3)	Consists primarily of fees paid for consultation services related to the disposition of certain subsidiaries.

The audit committee has considered whether the provision by Ernst & Young LLP of non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

DAVID M. PETRONE, Chair

ROBERT C. DAVIDSON, JR.

JOSEPH R. BRONSON

REPORT ON EXECUTIVE COMPENSATION

The overall objectives of the Company’s executive compensation program are as follows:

—To enable the Company to attract, motivate and retain highly-qualified executives by offering competitive base salaries that are consistent with the Company’s size.

—To reward executives for past performance through a bonus program that places a substantial component of their pay at risk based on the Company’s performance as measured by its return on net equity.

—To provide an incentive for continued service and future performance through the use of stock options.

—To encourage executives to have an equity ownership in the Company.

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for reviewing and approving the compensation of all executive officers and all stock option grants to all employees.

Base Salary.    In setting executive officer base salaries for fiscal 2003 the Committee considered the recommendations of Dr. Jacobs, Mr. Watson and Mr. Martin, who made salary recommendations as to all executive officers except themselves, the Committee’s own evaluation of the individual performance of the executive officers against the goals established for the Company, and information compiled by the Company regarding prevailing salaries for executives and senior-level personnel being offered by companies that the Company regards as its competitors.

The Committee considered the fact that the principal provisions for the retirement of the executive officers are the various §401(k) Plans and the 1989 Employee Stock Purchase Plan that are available to all levels of employees of the Company. The Company has no supplemental retirement plans for its executive officers. The Committee also considered that the only employees of the Company who are participants in defined benefit retirement plans are employees of certain acquired companies, and only one executive officer participates in any such pension plan. The Committee also considered that the employees receiving bonuses through the Company’s Incentive Bonus Plan may elect to participate in a nonqualified deferred compensation plan whereby a portion of a participant’s salary and bonus may be deferred and paid to the employee at some future date.

The Committee also considered a study by an outside compensation and benefits consulting company that it had commissioned. The consulting company reviewed the compensation, benefits and stock option award history of the Company’s executive officers against three comparator groups: an industry peer group; a general industry group; and a “size and growth rate” peer group demonstrating market capitalizations and growth rates roughly approximating those of the Company’s. The consultants concluded that the industry peer group would provide information regarding the competitive pay structure of the Company’s direct competitors, while the general industry group and the “size and growth rate” peer group would provide information regarding the competitive pay structure for companies employing similar resources.

The consultants approached their analysis several ways. In relation to the peer group, the consultants compared the compensation paid to the Company’s Chief Executive Officer to other Chief Executive Officers within the industry, and they compared the compensation paid to the Company’s president and executive vice president to similar positions within the marketplace. In relation to general industry companies (both the general industry group and the “size and growth rate” peer group), they compared the compensation paid to the Company’s executive officers to survey benchmark positions. Using regression analysis and projecting the Company’s estimated revenues for fiscal 2003, the consultants determined predicted pay levels for both the industry peer group and the general industry group, and provided comparison data for each of the Company’s senior executives.

Mr. Watson’s base salary for 2003 was established in the same manner as the base salaries of the other executive officers of the Company. The Committee believes that the total salary and bonus paid to Mr. Watson and to each of the Named Executive Officers were reasonable in light of the performance of the Company for fiscal 2003.

Dr. Jacobs was the Chief Executive Officer of the Company from its organization in 1957 until he resigned from that position in November 1992. He continues to serve as Chairman of the Board. On October 1, 1987, the Company and Dr. Jacobs entered into an employment agreement that established, among other matters, his base salary. On September 30, 2002, Dr. Jacobs and the Company mutually agreed to terminate Dr. Jacobs’ employment agreement. Accordingly, the Committee began setting and reviewing Dr. Jacobs’ salary and bonus payments in fiscal 2003.

On December 30, 2002, the Company and Richard J. Slater, who had been an executive officer of the Company since 1980, reached an agreement governing Mr. Slater’s separation from the Company. Under the terms of the agreement, Mr. Slater ceased being an executive officer of the Company effective January 1, 2003, but remains in the employ of the Company, performing such duties and having those responsibilities as are mutually agreed to by the Company and Mr. Slater, until December 31, 2006, unless the agreement is terminated earlier.

Annual Incentive Bonuses.    Pursuant to the Company’s Incentive Bonus Plan, each year the Compensation Committee approves a target percentage of pre-tax profits to the net equity of the Company that must be achieved before any bonuses are paid. This target percentage is established on the basis of the Committee’s judgment of what constitutes a reasonable minimum return for the shareholders on their investment in the Company. If pre-tax profits exceed the target, then a predetermined percentage of profits in excess of the target is placed in the bonus pool; if pre-tax earnings exceed two times the target, then a larger percentage of the excess is placed into the bonus pool. In approving the target percentage each year, the Compensation Committee considers changes in accounting standards. For example, when the Financial Accounting Standards Board adopted an accounting standard that eliminated the requirement that goodwill be amortized through periodic charges to earnings beginning in fiscal 2002, the Compensation Committee approved an increase to the target percentage for fiscal 2002 (the effect of this change was to ensure that the bonus pool would not increase for earnings attributable solely to a change in accounting principle). A major percentage of the bonus pool is allocated to the officers and key employees of the Company. Fifty percent of the allocation to the officers and key employees is then individually allocated to them in proportion to their weighted salaries, with the salaries of the executive officers given the greatest weight. The remainder of the executive officer pool is usually allocated in the same proportions as the initial allocations, but individual allocations are in some cases adjusted on the basis of the Committee’s subjective evaluations of individual performance. Generally, bonuses are paid in three annual installments contingent upon continued employment and may be further deferred by participants in the Company’s deferred compensation plans.

Stock Options.    In determining stock option awards to executive officers for 2003 the Committee considered Dr. Jacobs’, Mr. Watson’s and Mr. Martin’s recommendations with respect to all executive officers other than themselves, the Committee’s own evaluations of the individual contribution and performance of each of the executive officers and previous option awards to the executive officers. The Committee also considered the stock option awards information and recommended guidelines included in the compensation and benefits study discussed previously.

Because of Dr. Jacobs’ percentage interest in the outstanding stock of the Company, the Committee has never granted Dr. Jacobs stock options, nor awarded shares of restricted stock to him.

Tax Deductibility Considerations.    In 1993, the Internal Revenue Code was amended to limit the deductibility of certain compensation and benefits paid to the chief executive officer and the four highest paid executive officers in excess of $1 million to each of them. The Committee believes that the compensation payable for fiscal year 2004 will not result in any significant loss of tax deductions for the Company. It is the Committee’s intent to adopt policies to obtain maximum deductibility of executive compensation, consistent with the objectives of the Company’s executive compensation program outlined above. The Committee will continue to monitor the regulations issued by the IRS under this provision as they are finalized to determine whether any program changes are appropriate.

DALE R. LAURANCE, Chair

BENJAMIN F. MONTOYA

PETER H. DAILEY

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the annual and long-term compensation of the Company’s Chief Executive Officer, Chairman of the Board, four most highly compensated officers and an employee who would have been one of the Company’s four most highly compensated officers but for the fact the employee was not serving as an executive officer at the end of the Company’s last completed fiscal year (collectively, the “Named Executive Officers”) for services in all capacities to the Company and its subsidiaries during its 2001, 2002 and 2003 fiscal years:

Name	Year	Annual Compensation(a)		Long-term Compensation Options/SARs (Shares)(b)	Other(c)
		Salary ($)	Bonus ($)
Noel G. Watson Chief Executive Officer	2003 2002 2001	946,670 875,010 796,670	883,130 876,090 798,000	150,000 135,000 125,000	7,010 5,680 5,240

Joseph J. Jacobs Chairman of the Board	2003 2002 2001	690,000 432,200 432,200	700,000 676,090 698,000	— — —	— — —

Craig L. Martin President	2003 2002 2001	690,000 470,000 423,340	643,680 470,580 424,040	50,000 135,000 75,000	6,960 4,680 5,100

Thomas R. Hammond Executive Vice President	2003 2002 2001	521,670 484,670 451,740	486,650 485,270 452,490	30,000 35,000 25,000	6,000 6,000 5,100

John W. Prosser, Jr. Senior Vice President	2003 2002 2001	390,000 356,670 329,670	272,870 267,830 247,670	10,000 10,000 8,000	7,020 5,680 5,250

Richard J. Slater (d)	2003 2002 2001	510,000 484,670 451,740	475,770 485,270 452,490	— 35,000 25,000	3,530 5,670 5,250

(a)	Represents amounts earned by the named executive during the year indicated, and includes amounts deferred under the Jacobs Engineering Group Inc. 401(k) Plus Savings Plan and Trust (the “401(k) Plan”) and the Company’s nonqualified Executive Deferral Plans.
(b)	Consists solely of non-qualified stock options granted pursuant to the 1999 Stock Plan.
(c)	Consists solely of Company contributions to the 401(k) Plan.
(d)	Mr. Slater ceased being an Executive Vice President of the Company effective January 1, 2003 but continues to be an employee of the Company.

Option/SAR Grants in Last Fiscal Year

Stock options granted during fiscal year 2003 to all of the Company’s executive officers, including the Named Executive Officers, were granted under the 1999 Stock Plan. The 1999 Stock Plan permits the granting of stock options and the awarding of restricted stock to employees of the Company and its subsidiaries, as well as to employees of “related companies” (as defined in the 1999 Stock Plan). The 1999 Stock Plan was adopted by the Board of Directors, and approved by the Company’s shareholders, as the successor stock award plan to the Jacobs Engineering Group Inc. 1981 Executive Incentive Plan (the “1981 Plan”). The following table contains information concerning options granted to the Named Executive Officers during fiscal year 2003.

Name	Options Granted (shares) (a)	Percentage of Total (b)	Exercise or Base Price ($/share)	Market Price on Date of Grant ($/share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (10 Yrs.)
						0%	5%	10%
Noel G. Watson	150,000	22.71%	39.92	39.92	22-May-13	—	$3,765,820	$9,543,330

Craig L. Martin	50,000	7.57%	39.92	39.92	22-May-13	—	1,255,270	3,181,110

Thomas R. Hammond	30,000	4.54%	39.92	39.92	22-May-13	—	753,160	1,908,670

John W. Prosser, Jr.	10,000	1.51%	39.92	39.92	22-May-13	—	251,050	636,220

Richard J. Slater	—	—	—	—	—	—	—	—

Gain for all shareholders (based on 55,836,135 shares outstanding at September 30, 2003, and a stock price of $45.10 per share)							$1,583,688,540	$4,013,377,700

Gain to Named Executive Officers as a percent of total gain to all shareholders							0.38%	0.38%

(a)	All grants consisted of non-qualified options pursuant to the 1999 Stock Plan.
(b)	Calculation based upon grants of options for 660,500 shares during fiscal 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year

and FY-End Option SAR Values

The following table sets forth information regarding option exercises during fiscal year 2003 by the Named Executive Officers and the value of their unexercised options on September 30, 2003. The Company has never granted any stock appreciation rights.

Name	Shares Acquired on Exercises	Total Value Realized ($)	Number of Unexercised Options at FYE (shares)		Value of Unexercised In-the-Money Options at FYE ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Noel G. Watson	—	—	450,000	365,000	9,799,850	2,836,400
Craig L. Martin	—	—	214,550	234,450	5,238,751	3,006,400
Thomas R. Hammond	25,000	882,200	258,750	104,250	7,090,273	1,101,618
John W. Prosser, Jr.	—	—	96,300	33,700	2,690,823	370,097
Richard J. Slater	—	—	130,950	74,250	3,213,429	1,101,618

PERFORMANCE GRAPHS

The following graph shows the changes over the past five-year period in the value of $100 invested in (1) the common stock of Jacobs Engineering Group Inc.; (2) the Standard & Poor’s 500 Index; and (3) the Dow Jones Heavy Construction Group Index. The values of each investment are based on share price appreciation, with reinvestment of all dividends (assuming any were paid). For each graph, the investments are assumed to have occurred at the beginning of each period presented.

Comparison of Five Year Cumulative Total Return(a)

Among Jacobs Engineering Group Inc., the S&P 500 Index, and

the Dow Jones Heavy Construction Group Index

	Cumulative Total Return
	9/98	9/99	9/00	9/01	9/02	9/03
Jacobs	$100.00	$104.84	$130.04	$201.29	$199.23	$290.97
S&P 500	100.00	127.81	144.78	106.24	84.48	105.09
Dow Jones Heavy Construction	100.00	113.02	120.55	136.15	109.48	155.03

(a)	The cumulative total return information used to prepare the preceding graph was provided by Research Data Group, Inc.

2.    APPROVAL OF ERNST & YOUNG LLP AS AUDITORS

The Board of Directors, with the concurrence of the Audit Committee, has selected Ernst & Young LLP to audit the accounts of the Company for its fiscal year ending September 30, 2004. The Company has been advised by Ernst & Young LLP that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm’s engagement as auditors, tax advisors and consultants.

If the selection of Ernst & Young LLP is not approved by the holders of a majority of the shares represented at the meeting and voting on the proposal, or if prior to the Annual Meeting to be held in February, Ernst & Young LLP should decline to act or become incapable of acting, or if its employment should be otherwise discontinued by the Board of Directors, then in any such case the Board of Directors will appoint other independent auditors whose employment for any period subsequent to the 2004 Annual Meeting will be subject to ratification by the shareholders at the 2005 annual meeting.

The Company has been advised that representatives of Ernst & Young LLP will be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE SELECTION OF ERNST & YOUNG LLP AS AUDITORS FOR THE YEAR ENDING SEPTEMBER 30, 2004.

3.    OTHER BUSINESS

The Board of Directors does not intend to present any other business for action at the meeting and does not know of any business intended to be presented by others.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of a registered Class of the Company’s equity securities to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.

To the Company’s knowledge, based solely on a review of the copies of such filings on file with the Company and written representations from its directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s directors, officers and greater-than-ten-percent beneficial owners were complied with on a timely basis during the fiscal year ended September 30, 2003, except that, in December 2003, the Company reported on Form 4 on behalf of Mr. Stassi, who is an executive officer of the Company, the August 11, 2003 disposition of 1,043 shares of common stock. Mr. Stassi did not dispose of the shares in the open market.

EXECUTIVE OFFICERS

For information about the Executive Officers of the Company, see Part III, “Item 10—Directors and Executive Officers of the Registrant” in the Company’s Annual Report on Form 10-K.

SHAREHOLDERS’ PROPOSALS

Under the Bylaws of the Company shareholders who wish to nominate persons for election to the Board of Directors must submit their nominations to the Company not less than 60 nor more than 90 days prior to the date of the shareholders’ meeting at which they wish a nomination to be considered. Nominations must include certain information concerning the nominee and the proponent’s ownership of common stock of the Company. Nominations not meeting these requirements will not be entertained at the annual meeting. The Secretary of the Company should be contacted in writing at the address on the first page of this proxy statement to submit a nomination or to obtain additional information as to the proper form of a nomination.

Proposals other than nominations for consideration at the 2005 annual meeting of shareholders must be submitted to the Company no later than November 26, 2004. However, in order to be included in the Company’s proxy statement and proxy relating to the 2005 annual meeting, proposals of shareholders must be received by the Secretary of the Company no later than September 8, 2004. If timely notice is not given of a shareholder proposal, then the proxies named on the proxy cards distributed by the Company for the annual meeting may use the discretionary voting authority granted them by the proxy cards if the proposal is raised at the meeting, whether or not there is any discussion of the matter in the proxy statement. The 2005 annual meeting of shareholders is scheduled to be held on Tuesday, February 8, 2005.

ANNUAL REPORT, FINANCIAL AND ADDITIONAL INFORMATION

The Annual Financial Statements and Review of Operations of the Company for fiscal 2003 can be found in the Company’s Annual Report on Form 10-K for the year ended September 30, 2003. A copy of the Company’s Annual Report on Form 10-K is being mailed concurrently with this Proxy Statement to each shareholder of record on the Record Date.

The Company’s Annual Report on Form 10-K, the Company’s Code of Business Conduct and Ethics for Members of the Board of Directors, the Company’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers and the Company’s Corporate Policy Concerning Business Conduct are all accessible by following the links to “Corporate Governance” on the Company’s web site at http://www.jacobs.com. The Company will furnish without charge a copy of the Company’s Code of Business Conduct and Ethics for Members of the Board of Directors, the Company’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers and the Company’s Corporate Policy Concerning Business Conduct to any person requesting in writing and stating that he or she is a beneficial owner of common stock of the Company. In addition, the Company will furnish without charge a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules thereto, to any person requesting in writing and stating that he or she was the beneficial owner of common stock of the Company on January 5, 2004. The Company will also furnish copies of any exhibits to the Form 10-K to eligible persons requesting exhibits at $0.50 per page, paid in advance. The Company will indicate the number of pages to be charged for upon written inquiry. Requests and inquiries should be addressed to:

Investor Relations

Jacobs Engineering Group Inc.

1111 South Arroyo Parkway

Pasadena, California 91105

By Order of the Board of Directors

WILLIAM C. MARKLEY, III
Senior Vice President, General Counsel and Secretary

Pasadena, California

January 5, 2004

EXHIBIT A

AUDIT COMMITTEE CHARTER

1.    Members.    The Board of Directors (the “Board”) shall appoint an Audit Committee of at least three members, consisting entirely of “independent” directors of the Board, and shall designate one member as chairperson. For purposes hereof, “independent” shall mean a director who meets the New York Stock Exchange definition of “independence,” as determined by the Board in its business judgment.

Each member of the Company’s Audit Committee shall be financially literate and at least one member of the Audit Committee shall have accounting or related financial management expertise, both as the Board interprets such qualifications in its business judgment. Also, at least one member of the Audit Committee shall meet the Securities and Exchange definition of an “audit committee financial expert,” as determined by the Board in its business judgment. One member may satisfy both qualifications. No member of the Company’s Audit Committee may serve on the audit committee of more than three public companies unless the Board has determined in its business judgment that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee.

2.    Purposes, Duties, and Responsibilities.    The Audit Committee shall represent the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries and shall regularly report to the Board. The Audit Committee shall assist the Board with oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent auditors. The Audit Committee shall also prepare the Audit Committee Report for inclusion in the Company’s Annual Proxy Statement. The Audit Committee shall have the authority and responsibility to:

(i)  Retain and terminate the Company’s independent auditors, evaluate the performance, qualifications and independence of the independent auditors and be directly responsible for the appointment, compensation and oversight of the work of any registered public accounting firm engaged by the Company. This evaluation should include the review and evaluation of the lead partner of the independent auditor. In making its evaluations, the Audit Committee should take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function). In addition to assuring the regular rotation of the lead audit partner as required by law the Audit Committee should further consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself. The Audit Committee should present its conclusions with respect to the independent auditor to the Board.

(ii)  Pre-approve all permissible non-audit services and all audit, review or attest engagements, and the compensation, fees and terms for such services provided by the independent auditors. (By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved).

(iii)  Establish policies and procedures for the pre-approval of services by the independent auditors. The Audit Committee reviews proposed services by the independent auditors at least semiannually. The Audit Committee has delegated to the Audit Committee chair the authority to pre-approve any non-material changes to any non-audit-related services previously approved by the Audit Committee to be performed by the independent auditor, and requested that the chair report to the Audit Committee all such changes on non-audit-related work at the next Audit Committee meeting.

(iv)  Review with the independent auditor their audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters.

(v)  At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditors and the Company.

(vi)  Review with the independent auditor the written statement from the auditor, required by the Independence Standards Board, concerning any relationships between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor. The Audit Committee shall also consider whether the independent auditor’s performance of permissible non-audit services is compatible with the auditor’s independence. Based on such review and consideration, the Audit Committee shall assess the independence of the auditor.

(vii)  Review and discuss with management and the independent auditor the Company’s annual audited financial statements and the quarterly financial statements including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Such review and discussion must include: (A) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements including analyses of the effects of alternative GAAP methods on the financial statements; (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (D) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as review any financial information and earnings guidance provided to analysts and rating agencies.

(viii)  Review with management and the independent auditor the results of any significant matters identified as a result of the independent auditor’s interim review procedures prior to the filing of each Company’s Quarterly Report on Form 10-Q or as soon thereafter as possible. The Audit Committee chairperson may perform this responsibility on behalf of the Audit Committee.

(ix)  Recommend to the Board whether, based on the review and discussions described in paragraphs (iv) through (viii) above, the financial statements should be included in the Company’s Annual Report on Form 10-K.

(x)  Review with the independent auditor any audit problems or difficulties and management’s response, including reviewing with the independent auditor, as the Committee deems appropriate, any accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise), any communications between the firm’s audit team and the firm’s national office respecting auditing or accounting issues presented by the engagement and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The review with the independent auditor should also include discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

(xi)  Review the adequacy of the Company’s internal controls.

(xii)  Review significant changes in the accounting policies of the Company and accounting and financial reporting rule changes that may have a significant impact on the Company’s financial reports.

(xiii)  Establish procedures to receive, retain and treat complaints and concerns of employees of the Company and others regarding the Company’s accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of the Company concerns regarding questionable accounting or auditing matters.

(xiv)  Review and discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

(xv)  Review and discuss policies with respect to risk assessment and risk management, including guidelines and policies that govern the process by which this is handled.

(xvi)  Set clear hiring policies for employees or former employees of the independent auditors.

(xvii)  Review material pending legal proceedings involving the Company and other major financial risk exposures and the steps management has taken to monitor and control such exposures.

(xviii)  Review the adequacy of the Audit Committee Charter on an annual basis, and recommend changes if the Committee determines changes are appropriate.

(xix)  Evaluate the performance of the Audit Committee annually.

(xx)  Retain, consult with and seek advice from appropriate outside consultants, auditors, attorneys and other advisors, as the Audit Committee may from time to time deem appropriate.

(xxi)  Report Audit Committee actions to the Board of Directors, including any issues that arose with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the Committee’s conclusions with respect to the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

(xxii)  Determine, in its capacity as a committee of the Board, appropriate funding to be provided by the Company for payment of compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, compensation to any advisers employed by the Audit Committee under paragraph (xx) above and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

(xxiii)  Perform such other duties and responsibilities as may be assigned to the Audit Committee, from time to time, by the Board of Directors and/or the Chairman of the Board of Directors.

3.    Meetings.    The Audit Committee shall meet six times per year: (i) for the first three quarters of the fiscal year once each quarter on the day prior to the release of earnings to review that quarter’s pre-earnings release plus such other matters that may placed on the agenda; (ii) annually in June on or around the day of the regular Board meeting to review that fiscal year’s Audit Plan activities plus such other matters that may placed on the agenda; (iii) annually on or around October 31 on the day prior to the release of the year-end earnings to conduct the year-end pre-earnings release review plus such other matters that may placed on the agenda; and (iv) annually in the second week of February on the day of the Annual Shareholders Meeting and prior to the Annual Meeting of the Board of Directors to conduct the Post Audit meeting and receive the annual report on the Compliance function plus such other matters that may placed on the agenda. The Committee shall meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors. The Committee shall meet such additional times as the Committee may from time to time deem necessary or appropriate in its judgment.

The meetings may be either in person or telephonically; except that it is intended that the annual meetings in June and February will be held with a majority of the Committee attending in person, except as the Committee may from time to time otherwise deem appropriate or advisable in its judgment. The Audit Committee shall meet in executive session with the independent auditors at least quarterly. The Audit Committee shall report to the full Board with respect to each meeting and shall make such reports to shareholders as are required by applicable regulations or as are deemed advisable in the Audit Committee’s judgment. The majority of the members of the Audit Committee shall constitute a quorum.

EXHIBIT B

COMPENSATION COMMITTEE CHARTER

1.    Members.    The Board of Directors (the “Board”) shall appoint a Compensation Committee of at least three members, consisting entirely of “independent” directors of the Board, and shall designate one member as chair. For purposes hereof, “independent” shall mean a director who meets the New York Stock Exchange definition of “independence,” as determined by the Board in its business judgment.

2.    Purpose, Duties and Responsibilities.    The Compensation Committee shall review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the performance of the Chief Executive Officer in light of these goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the compensation of the Chief Executive Officer based on this evaluation; make recommendations to the Board with respect to non-Chief Executive Officer compensation, incentive-compensation plans and equity-based plans; and produce a compensation committee report on executive compensation as required by the SEC to be included in the Company’s Annual Proxy Statement or annual report on Form 10-K filed with the SEC. The Compensation Committee shall have the authority and responsibility to:

(i)  Review and recommend to the Board the establishment of the compensation policy for executive officers of the Company, and such other officers of the Company as directed by the Board.

(ii)  Review and recommend to the Board the establishment of the criteria by which bonuses to the Company’s employees are determined, including under the Company’s Incentive Plan for Officers and Key Managers.

(iii)  Annually evaluate the performance of the Chairman and determine the compensation of the Chairman.

(iv)  Determine and approve the long-term incentive component of the Chief Executive Officer’s compensation considering the Company’s performance and relative shareholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies and awards given to the Company’s Chief Executive Officer in past years.

(v)  Review and recommend to the Board the Compensation Committee member qualifications, Compensation Committee member appointment and removal and Compensation Committee structure and operations (including authority to delegate to subcommittees).

(vi)  Approve, after consultation with the Chief Executive Officer, the compensation of all other executive officers annually.

(vii)  Approve any employment and severance agreements between the Company and the executive officers of the Company.

(viii)  Administer the Company’s 1989 Employee Stock Purchase Plan, Global Employee Stock Purchase Plan, 1999 Stock Incentive Plan and such other stock option or equity participation plans as may be adopted by the shareholders or the Board of Directors from time to time within the authority delegated by the Board of Directors.

(ix)  Review and recommend to the Board all major compensation or benefit programs involving commitments beyond one year (e.g., pension, profit-sharing, etc.).

(x)  Report Compensation Committee actions to the Board of Directors.

(xi)  Delegate any of its authorities or responsibilities to officers of the Company or other key Company management personnel on any of the above matters, as the Compensation Committee

B-1

may from time to time deem appropriate, except that the Compensation Committee may not delegate its authorities or responsibilities under items 2(iii) and 2(iv) above.

(xii)  Consult with and seek advice from appropriate management personnel, and to exercise its authority (including the sole authority with regard to any compensation consultant retained to assist in the evaluation of the Chief Executive Officer or senior executive compensation) to retain, consult with and terminate any outside consultants, auditors, actuaries, investment managers or attorneys and to approve their fees and other retention terms, on any of the above matters, as the Compensation Committee may from time to time deem appropriate.

(xiii)  Review periodically with the Chief Executive Officer the succession plans relating to the positions held by executive officers of the Company (other than the Chairman and the Chief Executive Officer), and make recommendations to the Board with respect to the selection of individuals to occupy these positions.

(xiv)  Appoint one or more subcommittees composed of one or more directors and delegate any of its authorities or responsibilities to such subcommittees, on any of the above matters, as the Compensation Committee may from time to time deem appropriate.

(xv)  Annually evaluate the performance of the Compensation Committee and the adequacy of the Compensation Committee Charter.

(xvi)  Perform such other duties and responsibilities as may be assigned to the Compensation Committee, from time to time, by the Board of Directors and/or the Chairman of the Board of Directors, or as designated in plan documents.

3.    Meetings.    The Compensation Committee shall meet as often as it deems necessary or appropriate, in its judgment, but not less than two times per year, either in person or telephonically, and at such times and places as the Compensation Committee determines. The Compensation Committee shall report to the full Board with respect to each meeting and shall make such reports to shareholders as are required by applicable regulations or as deemed advisable in the Compensation Committee’s judgment. The majority of the members of the Compensation Committee shall constitute a quorum.

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EXHIBIT C

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

1.    Members.    The Board of Directors (the “Board”) shall appoint a Nominating and Corporate Governance Committee of at least three members, consisting entirely of “independent” directors of the Board, and shall designate one member as chairperson. For purposes hereof, “independent” shall mean a director who meets the New York Stock Exchange definition of “independence,” as determined by the Board in its business judgment.

2.    Purpose, Duties and Responsibilities.    The Nominating and Corporate Governance Committee shall identify individuals qualified to become members of the Board consistent with criteria approved by the Board, and recommend to the Board the director nominees for the next annual meeting of shareholders, develop and recommend to the Board a set of corporate governance principles applicable to the Company, and oversee the evaluation of the Board and management. The Nominating and Corporate Governance Committee shall have the authority and responsibility to:

(i)  Recommend to the Board candidates for election or reelection to the Board at each annual meeting of the shareholders of the Company.

(ii)  Recommend to the Board candidates for election by the Board to fill vacancies occurring on the Board.

(iii)  Consider shareholder nominees.

(iv)  Establish the Board’s criteria for selecting new directors.

(v)  Aid in attracting qualified candidates to serve on the Board.

(vi)  Review any outside directorships in other public companies held by any officer of the Company or other key Company management personnel.

(vii)  Monitor and recommend the functions of the committees of the Board, the qualifications of committee members, the committee structure and operations (including authority to delegate to subcommittees) and the performance of annual self-evaluations by each committee to assess the effectiveness of the committee.

(viii)  Recommend appointment and removal of members of the committees of the Board.

(ix)  Advise on changes in Board compensation.

(x)  Recommend to the Board the structure and schedule of Board meetings.

(xi)  Consider matters of corporate governance, establish and review, periodically, the Company’s corporate governance principles and recommend changes, if any, to the Board.

(xii)  Review, periodically, the Company’s Shareholder Rights Plan.

(xiii)  Review, periodically, the Company’s director retirement policies.

(xiv)  Consider and recommend to the Board candidates for succession at the Chairman of the Board and the Chief Executive Officer levels, including whether or not the role of the Chairman and Chief Executive should be separate or combined.

(xv)  Make such additional reports and recommendations to the Board as the Committee may see fit within the scope of its functions.

(xvi)  Retain, consult with and seek advice from appropriate management personnel, outside consultants or attorneys on any of the above matters as the Nominating and Corporate Governance Committee may from time to time deem appropriate, including the sole authority to

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retain and terminate any search firm to be used to identify director candidates, any compensation consulting firm retained to assist in the evaluation of director compensation and to approve such firms’ fees and other retention terms.

(xvii)  Annually evaluate the performance of the Nominating and Corporate Governance Committee and the adequacy of the Nominating and Corporate Governance Committee Charter.

(xviii)  Appoint one or more subcommittees composed of one or more directors and delegate any of its authorities or responsibilities to such subcommittees, on any of the above matters, as the Nominating and Corporate Governance Committee may from time to time deem appropriate.

(xix)  Report Nominating and Corporate Governance Committee actions to the Board.

(xx)   Advise the Board on its annual self-evaluation and assessment of performance.

(xxi)  Perform such other duties and responsibilities as may be assigned to the Nominating and Corporate Governance Committee, from time to time, by the Board of Directors and/or the Chairman of the Board of Directors.

3.    Meetings.    The Nominating and Corporate Governance Committee shall meet as often as it deems necessary or appropriate, in its judgment, but not less than four times per year, either in person or telephonically, and at such times and places as the Nominating and Corporate Governance Committee determines. The Nominating and Corporate Governance Committee shall report to the full Board with respect to each meeting and shall make such reports to shareholders as are required by applicable regulations or as are deemed advisable in the Nominating and Corporate Governance Committee’s judgment. The majority of the members of the Nominating and Corporate Governance Committee shall constitute a quorum.

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JACOBS ENGINEERING GROUP INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, February 10, 2004

3:30 PM

1111 South Arroyo Parkway

Pasadena, California 91105

Jacobs Engineering Group Inc. 1111 South Arroyo Parkway Pasadena, California 91105	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 10, 2004.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted for the persons nominated as directors by the Board of Directors and “FOR” Item 2.

By signing the proxy, you revoke all prior proxies and appoint Joseph J. Jacobs, Noel G. Watson, Craig L. Martin and John W. Prosser, Jr., and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK EASY IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on Monday, February 9, 2004.
•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/jec/ — QUICK EASY IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on Monday, February 9, 2004.
•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Jacobs Engineering Group Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò    Please detach here    ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 02 03	Robert C. Davidson, Jr. Edward V. Fritzky Robert B. Gwyn	04 05	Linda K. Jacobs Benjamin F. Montoya	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve Ernst & Young LLP as auditors	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.